Exhibit 23

                         Consent of Independent Auditors


The Board of Directors of Trans Financial, Inc.:

     We consent to incorporation by reference in the Registration Statement Nos. 33-40606, 33-60844, 33-56761, 33-64601 and 333-06089 on Form S-3, and
Registration Statement Nos. 33-21517,  33-43046,  33-53960,  33-72492, 33-65347,
33-65349 and 333-18359 on Form S-8 of Trans Financial, Inc. of our report dated January 20, 1997, relating to the consolidated balance sheets of Trans Financial, Inc. and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10-K of Trans Financial, Inc.
     Our report refers to a change in the method of accounting for mortgage servicing rights in 1995.

/s/ KPMG Peat Marwick LLP
KPMG Peat Marwick LLP



Louisville, Kentucky
February 28, 1997